Exhibit 99.1

Frontier Reports Second-Quarter 2025 Results

•	Added a record 126,000 fiber broadband customers while growing ARPU by 5%

•	Delivered industry-leading Adjusted EBITDA growth of 8%

DALLAS, Texas, July 29, 2025 -- Frontier Communications Parent, Inc. (NASDAQ: FYBR) (“Frontier”) reported second-quarter 2025 results today.

“Q2 was a breakout quarter for the builders of Gigabit America – we delivered record fiber sales while growing ARPU and achieved our highest quarterly revenue and EBITDA since we emerged from bankruptcy four years ago,” said Nick Jeffery, President and Chief Executive Officer of Frontier.

Jeffery continued, “We built our strategy on the belief that with every new fiber customer, our business grows stronger – and this quarter, we captured outsized market share relative to our footprint.  Simply put - fiber wins. We’ve come a long way in the last four years, and I’m incredibly grateful to our team for pushing every day to connect more homes to our high-speed fiber internet and for earning customer loyalty along the way.”

Second-Quarter 2025 Highlights

•	Added 334,000 fiber passings to reach 8.5 million total locations passed with fiber
•	Added 126,000 fiber broadband customers, resulting in fiber broadband customer growth of 20.0% year-over-year
•	Consumer fiber broadband ARPU of $68.54 increased 4.9% year-over-year
•	Revenue of $1.54 billion increased 4.0% year-over-year as growth in fiber-based products was partly offset by declines in copper-based products
•	Operating income of $44 million and net loss of $123 million
•	Adjusted EBITDA of $607 million increased 8.4% year-over-year driven by revenue growth and lower content expense, partially offset by higher customer acquisition costs[1]
•	Cash capital expenditures of $845 million
•	Generated net cash from operations of $477 million

[1]
Adjusted EBITDA is a non-GAAP measure of performance. See “Non-GAAP Measures” for a description of this measure and its calculation. See Schedule A for a reconciliation of Adjusted EBITDA to net income (loss).

Second-Quarter 2025 Consumer Results

•	Consumer revenue of $825 million increased 4.6% year-over-year as growth in fiber-based products was partly offset by declines in copper-based products
•	Consumer fiber revenue of $609 million increased 16.4% year-over-year as growth in broadband was partly offset by declines in video
•	Consumer fiber broadband revenue of $496 million increased 26.2% year-over-year driven by growth in both fiber broadband customers and ARPU
•	Consumer fiber broadband customer net additions of 120,000 resulted in Consumer fiber broadband customer growth of 20.4% year-over-year
•	Consumer fiber broadband customer churn of 1.29% compared to 1.40% in the second quarter of 2024

Second-Quarter 2025 Business and Wholesale Results

•	Business and Wholesale revenue of $697 million increased 3.0% year-over-year driven by growth in fiber-based products
•	Business and Wholesale fiber revenue of $330 million increased 4.1% year-over-year driven by growth in data and internet services
•	Business and Wholesale fiber broadband customer net additions of 6,000 resulted in Business and Wholesale fiber broadband customer growth of 14.2% year-over-year
•	Business and Wholesale fiber broadband ARPU of $98.72 increased 0.9% year-over-year[2]
•	Business and Wholesale fiber broadband customer churn of 1.37% compared to 1.31% in the second quarter of 2024[2]

Capital Structure

As of June 30, 2025, Frontier had total liquidity of approximately $2.3 billion, including a cash balance of $0.4 billion, capacity on its delayed draw term loan facility of $1.2 billion and available borrowing capacity on its revolving credit facility of $0.7 billion. Frontier’s net leverage ratio on June 30, 2025, was approximately 4.9x3. Frontier has no long-term debt maturities prior to 2027.

Pending Acquisition by Verizon

As previously announced, on September 4, 2024, Verizon Communications Inc. (“Verizon”) and Frontier entered into a definitive agreement (the “merger agreement”) for Verizon to acquire Frontier (the “transaction”). In light of the pending transaction, Frontier will not be hosting a conference call or providing a financial outlook.

The transaction is expected to close by the first quarter of 2026, subject to certain required regulatory approvals, and the satisfaction or waiver of the other conditions to the transaction described in the merger agreement.

[2]	Business and Wholesale ARPU and churn methodologies exclude circuits or fiber-to-the-tower churn.
[3]	Net leverage ratio is a non-GAAP measure. See “Non-GAAP Measures” and the condensed consolidated balance sheet data contained herein for a description and calculation of net leverage ratio.

2

Media Contact

Chrissy Murray
VP, Corporate Communications
+1 504-952-4225
chrissy.murray@ftr.com

About Frontier

Frontier (NASDAQ: FYBR) is the largest pure-play fiber provider in the U.S. Driven by our purpose, Building Gigabit America®, we deliver blazing-fast broadband connectivity that unlocks the potential of millions of consumers and businesses.  For more information, visit www.frontier.com.

Non-GAAP Financial Measures

Frontier uses certain non-GAAP financial measures in evaluating its performance, including EBITDA, EBITDA margin, Adjusted EBITDA, Adjusted EBITDA margin, operating free cash flow, adjusted operating expenses, and net leverage ratio, each of which is described below. Management uses these non-GAAP financial measures internally to (i) assist in analyzing Frontier's underlying financial performance from period to period, (ii) analyze and evaluate strategic and operational decisions, (iii) establish criteria for compensation decisions, and (iv) assist in the understanding of Frontier's ability to generate cash flow and, as a result, to plan for future capital and operational decisions. Management believes that the presentation of these non-GAAP financial measures provides useful information to investors regarding Frontier’s financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) provide a more comprehensive view of Frontier’s core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation, and planning decisions, and (iii) present measurements that investors and rating agencies have indicated to management are useful to them in assessing Frontier and its results of operations.

A reconciliation of these measures to the most comparable financial measures calculated and presented in accordance with GAAP is included in the accompanying tables. These non-GAAP financial measures are not measures of financial performance or liquidity under GAAP, nor are they alternatives to GAAP measures, and they may not be comparable to similarly titled measures of other companies.

EBITDA is defined as net income (loss) less income tax expense (benefit), interest expense, investment and other income (loss), pension settlement costs, reorganization items, and depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by total revenue.

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Adjusted EBITDA is defined as EBITDA, as described above, adjusted to exclude certain pension/OPEB expenses, restructuring costs and other charges, stock-based compensation, and certain other non-recurring items. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by total revenue.

Management uses EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin to assist it in comparing performance from period to period and as measures of operational performance. Management believes that these non-GAAP measures provide useful information for investors in evaluating Frontier’s operational performance from period to period because they exclude depreciation and amortization expenses related to investments made in prior periods and are determined without regard to capital structure or investment activities. By excluding capital expenditures, debt repayments and dividends, among other factors, these non-GAAP financial measures have certain shortcomings. Management compensates for these shortcomings by utilizing these non-GAAP financial measures in conjunction with the comparable GAAP financial measures.

Management defines operating free cash flow as net cash provided from operating activities less capital expenditures, less payments on vendor financing related to capital expenditures. Management uses operating free cash flow to assist it in comparing liquidity from period to period and to obtain a more comprehensive view of Frontier’s core operations and ability to generate cash flow. Management believes that this non-GAAP measure is useful to investors in evaluating cash available to service debt and pay dividends. This non-GAAP financial measure has certain shortcomings; it does not represent the residual cash flow available for discretionary expenditures, as items such as debt repayments are not deducted in determining such measure. Management compensates for these shortcomings by utilizing this non-GAAP financial measure in conjunction with the comparable GAAP financial measure.

Adjusted operating expenses is defined as operating expenses adjusted to exclude depreciation and amortization, restructuring and other charges, certain pension/OPEB expenses, stock-based compensation, and certain other non-recurring items. Investors have indicated that this non-GAAP measure is useful in evaluating Frontier’s performance.

Net leverage ratio is calculated as net debt (total debt less cash and cash equivalents and short-term investments) divided by Adjusted EBITDA for the most recent four quarters. Investors have indicated that this non-GAAP measure is useful in evaluating Frontier’s debt levels.

The information in this press release should be read in conjunction with the financial statements and footnotes contained in Frontier’s documents filed with the SEC.

4

Forward-Looking Statements

This release contains “forward-looking statements” related to future events, including our 2025 outlook. Forward-looking statements address our expectations or beliefs concerning future events, including, without limitation, the proposed merger with Verizon (the “Merger”), future operating and financial performance, our ability to implement our growth strategy, our capital expenditures, and other matters. These statements are made on the basis of management's views and assumptions, as of the time the statements are made, regarding future events and performance and contain words such as „expect,” "anticipate,” “intend,” "plan,” "believe," "seek," "see," "may," ”will," ”would," or ”target." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. A wide range of factors could materially affect future developments and performance, including but not limited to: the risk that the Merger may not be completed in a timely manner or at all;  the possibility that any or all of the various conditions to the consummation of the Merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement relating to the Merger, including in circumstances which would require us to pay a termination fee;  the effect of the pendency of the Merger on our ability to attract, motivate or retain key executives and employees, our ability to maintain relationships with our customers, suppliers and other business counterparties, or our operating results and business generally; risks related to the Merger diverting management’s attention from our ongoing business operations; the risk that the Company’s stock price may decline significantly if the Merger is not consummated; our significant indebtedness, our ability to incur substantially more debt in the future, and covenants in the agreements governing our current indebtedness that may reduce our operating and financial flexibility; declines in Adjusted EBITDA and revenue relative to historical levels that we are unable to offset; economic uncertainty, volatility in financial markets, including as a result of tariff policies, and rising interest rates could limit our ability to access capital or increase the cost of capital needed to fund business operations; our ability to successfully implement strategic initiatives and realize productivity improvements; our ability to secure necessary construction resources, materials and permits for our fiber buildout initiative in a timely and cost-effective manner; inflationary pressures on costs and potential disruptions in our supply chain, including the impact of trade tariffs. which could adversely impact our financial condition or results of operations and hinder our fiber expansion plans; our ability to effectively manage our operations, operating expenses, capital expenditures, debt service requirements and cash paid for income taxes and liquidity; the impact of potential information technology or data security breaches or other cyber-attacks or other disruptions; the impact of laws and regulations relating to the handling of privacy and data protection; competition from cable, wireless carriers, satellite providers, wireline carriers, fiber "overbuilders" and over the top companies, and the risk that we will not respond on a timely or profitable basis; our ability to successfully adjust to changes in the communications industry, including the effects of technological changes and competition on our capital expenditures, products and service offerings; our ability to retain or attract new customers and to maintain relationships with existing customers, including wholesale customers; our reliance on a limited number of key supplies and vendors; declines in revenue from our voice services, switched and nonswitched access and video and data services that we cannot stabilize or offset with increases in revenue from other products and services; our ability to secure, continue to use or renew intellectual property and other licenses used in our business; our ability to dispose of certain assets or asset groups or to make acquisition of certain assets on terms that are attractive to us, or at all; the effects of changes in the availability of and requirements of receiving federal and state universal service funding, grants or other subsidies and our ability to obtain future subsidies; our ability to comply with applicable CAF II and RDOF requirements and the risk of discontinuance of funding,  penalties or obligations to return certain CAF II and RDOF funds; our ability to defend against litigation or government investigations and potentially unfavorable results from current pending and future litigation or investigations; our ability to comply with applicable federal and state consumer protection requirements; the effects of governmental legislation and regulation on our business, including costs, disruptions, possible limitations on operating flexibility and changes to the competitive landscape resulting from such legislation or regulation; the impact of regulatory, investigative and legal proceedings and legal compliance risks; our ability to effectively manage service quality in the states in which we operate and meet mandated service quality metrics or regulatory requirements; the effects of changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments, including the risk that such changes may benefit our competitors more than us, as well as potential future decreases in the value of our deferred tax assets; the effects of changes in accounting policies or practices; our ability to successfully renegotiate union contracts; the effects of increased medical expenses and pension and postemployment expenses; changes in pension plan assumptions, interest rates, discount rates, regulatory rules and/or the value of our pension plan assets; the impact of adverse changes in economic, political and market conditions in the areas that we serve, the U.S. and globally, including but not limited to, disruption in our supply chain, inflation in pricing for key materials or labor, the imposition of trade tariffs or other adverse changes resulting from epidemics, pandemics and outbreaks of contagious diseases, natural disasters, economic or political instability, terrorist attacks and wars, including the ongoing war in Ukraine and the Israel–Hamas war, or other adverse widespread developments; potential adverse impacts of climate change and increasingly stringent environmental laws, rules and regulations, and customer expectations and other environmental liabilities; potential adverse impacts from natural disasters, wildfires and other severe weather events impacting our network, operations and customer base in certain markets; market overhang due to substantial common stock holdings by our former creditors; certain provisions of Delaware law and our certificate of incorporation that may prevent efforts by our stockholders to change the direction or management of our company; and certain other factors set forth in our other filings with the SEC. This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative and is not intended to be exhaustive. You should consider these important factors, as well as the risks and other factors contained in Frontier's filings with the SEC, including our most recent report on Form 10-K. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. We do not intend, nor do we undertake any duty, to update any forward-looking statements.

5

Frontier Communications Parent, Inc.
Unaudited Financial Data

	For the three months ended	For the three months ended	For the three months ended
($ in millions and shares in thousands, except per share amounts)	June 30, 2025	March 31, 2025	June 30, 2024

Statements of Operations Data
Revenue	$1,539	$1,511	$1,480

Operating expenses:
Cost of service	532	521	516
Selling, general, and administrative expenses	490	433	449
Depreciation and amortization	457	445	398
Restructuring costs and other charges	16	36	26
Total operating expenses	1,495	1,435	1,389

Operating income	44	76	91

Investment and other income (loss), net	14	49	(24)
Interest expense	(197)	(200)	(199)

Loss before income taxes	(139)	(75)	(132)
Income tax benefit	(16)	(11)	(9)
Net loss	$(123)	$(64)	$(123)

Weighted average shares outstanding - basic	250,259	249,830	248,754
Weighted average shares outstanding - diluted	250,259	249,830	248,754

Basic net loss per common share	$(0.49)	$(0.26)	$(0.49)
Diluted net loss per common share	$(0.49)	$(0.26)	$(0.49)

Other Financial Data:
Capital expenditures	$845	$757	$626

Frontier Communications Parent, Inc.
Unaudited Financial Data

	For the six months ended	For the six months ended
($ in millions and shares in thousands, except per share amounts)	June 30, 2025	June 30, 2024

Statements of Income Data
Revenue	$3,050	$2,942

Operating expenses:
Cost of service	1,053	1,038
Selling, general, and administrative expenses	923	877
Depreciation and amortization	902	786
Restructuring costs and other charges	52	60
Total operating expenses	2,930	2,761

Operating income	120	181

Investment and other income, net	63	88
Interest expense	(397)	(398)

Loss before income taxes	(214)	(129)
Income tax benefit	(27)	(7)
Net loss	$(187)	$(122)

Weighted average shares outstanding - basic	250,019	247,382
Weighted average shares outstanding - diluted	250,019	247,382

Basic net loss per common share	$(0.75)	$(0.49)
Diluted net loss per common share	$(0.75)	$(0.49)

Other Financial Data:
Capital expenditures	$1,602	$1,292

Frontier Communications Parent, Inc.
Unaudited Financial Data

	For the quarter ended
($ in millions)	June 30, 2025	March 31, 2025	June 30, 2024

Selected Statement of Income Data
Revenue:
Data and Internet services	$1,085	$1,049	$983
Voice services	282	290	312
Video services	68	74	88
Other	87	82	83
Revenue from contracts with customers	1,522	1,495	1,466
Subsidy and other revenue	17	16	14
Total revenue	$1,539	$1,511	$1,480

Other Financial Data
Revenue:
Consumer	$825	$813	$789
Business and wholesale	697	682	677
Revenue from contracts with customers	$1,522	$1,495	$1,466

Fiber	$939	$913	$840
Copper	583	582	626
Revenue from contracts with customers	$1,522	$1,495	$1,446

	For the six months ended	For the six months ended
($ in millions)	June 30, 2025	June 30, 2024

Selected Statement of Income Data
Revenue:
Data and Internet services	$2,134	$1,930
Voice services	572	633
Video services	142	182
Other	169	167
Revenue from contracts with customers	3,017	2,912
Subsidy and other revenue	33	30
Total revenue	$3,050	$2,942

Other Financial Data
Revenue:
Consumer	$1,638	$1,576
Business and wholesale	1,379	1,336
Revenue from contracts with customers	$3,017	$2,912

Fiber	$1,852	$1,645
Copper	1,165	1,267
Revenue from contracts with customers	$3,017	$2,912

Frontier Communications Parent, Inc.
Unaudited Operating Data

	As of and for the three months ended			For the six months ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024

Broadband customer metrics (1)
Broadband customers (in thousands)	3,227	3,153	3,010	3,227	3,010
Net customer additions	74	59	36	133	67

Consumer customer metrics
Customers (in thousands)	3,283	3,232	3,154	3,283	3,154
Net customer additions	51	39	14	90	25
Average monthly consumer revenue per customer	$84.43	$84.40	$83.57	$84.44	$83.69
Customer monthly churn	1.61%	1.51%	1.65%	1.56%	1.56%

Employees	12,765	12,738	12,960	12,765	12,960

(1) Amounts presented include related metrics for our wholesale customers.

Frontier Communications Parent, Inc.
Condensed Consolidated Balance Sheet Data

($ in millions)	June 30, 2025		December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$412		$750
Accounts receivable, net	430		379
Other current assets	183		131
Total current assets	1,025		1,260

Property, plant and equipment, net	16,785		15,678
Other assets	3,455		3,676
Total assets	$21,265		$20,614

LIABILITIES AND EQUITY
Current liabilities:
Long-term debt due within one year	$10		$10
Accounts payable and other current liabilities	2,860		2,279
Total current liabilities	2,870		2,289

Deferred income taxes and other liabilities	1,774		1,833
Long-term debt	11,860		11,551
Equity	4,761		4,941
Total liabilities and equity	$21,265		$20,614

	As of June 30, 2025
Leverage Ratio
Numerator:	$10
Long-term debt due within one year	11,860
Long-term debt	$11,870
Total debt	(412)
Less: Cash and cash equivalents	$11,458
Net debt

Denominator:
Adjusted EBITDA - last 4 quarters	$2,334

Net Leverage Ratio	4.9	x

Frontier Communications Parent, Inc.
Unaudited Consolidated Cash Flow Data

	For the three months ended
	June 30, 2025	June 30, 2024
($ in millions)

Cash flows provided from (used by) operating activities:
Net loss	$(123)	$(123)
Adjustments to reconcile net loss to net cash provided from (used by) operating activities:
Depreciation and amortization	457	398
Pension/OPEB special termination benefit enhancements	-	3
Stock-based compensation	13	11
Amortization of premium	(6)	(5)
Bad debt expense	10	11
Other adjustments	5	3
Deferred income taxes	(18)	(10)
Change in accounts receivable	(24)	1
Change in long-term pension and other postretirement liabilities	(36)	28
Change in accounts payable and other liabilities	224	49
Change in prepaid expenses, income taxes, and other assets	(25)	8
Net cash provided from operating activities	477	374

Cash flows provided from (used by) investing activities:
Capital expenditures	(845)	(626)
Sale of short-term investments (1)	-	225
Proceeds from sale of asset	2	4
Other	2	4
Net cash used by investing activities	(841)	(393)

Cash flows provided from (used by) financing activities:
Long-term debt payments	(3)	(3)
Proceeds from long-term debt borrowings	230	-
Payments of vendor financing	-	(52)
Finance lease obligation payments	(11)	(8)
Taxes paid on behalf of employees for shares withheld	(1)	(6)
Other	(6)	(3)
Net cash provided from (used by) financing activities	209	(72)

Decrease in cash, cash equivalents, and restricted cash	(155)	(91)
Cash, cash equivalents, and restricted cash at the beginning of the period	719	1,337

Cash, cash equivalents, and restricted cash at the end of the period	$564	$1,246

Supplemental cash flow information:
Cash paid during the period for:
Interest	$265	$263
Income tax payments, net	$2	$4

(1) Amounts represent cash movement to/from short-term investments. Given the long-term nature of the fiber build, we have invested cash in short-term investments to improve interest income while preserving funding flexibility.

Frontier Communications Parent, Inc.
Unaudited Consolidated Cash Flow Data

	For the six months ended
	June 30, 2025	June 30, 2024
($ in millions)

Cash flows provided from (used by) operating activities:
Net loss	$(187)	$(122)
Adjustments to reconcile net loss to net cash provided from (used by) operating activities:
Depreciation and amortization	902	786
Pension/OPEB special termination benefit enhancements	-	10
Stock-based compensation	28	37
Amortization of premium	(11)	(10)
Bad debt expense	21	20
Other adjustments	10	7
Deferred income taxes	(30)	(10)
Change in accounts receivable	(72)	(8)
Change in long-term pension and other postretirement liabilities	(102)	(118)
Change in accounts payable and other liabilities	446	76
Change in prepaid expenses, income taxes, and other assets	(9)	41
Net cash provided from operating activities	996	709

Cash flows provided from (used by) investing activities:
Capital expenditures	(1,602)	(1,292)
Sale of short-term investments (1)	-	1,075
Proceeds on sale of assets	3	4
Other	2	6
Net cash used by investing activities	(1,597)	(207)

Cash flows provided from (used by) financing activities:
Long-term debt payments	(3)	(7)
Proceeds from long-term debt borrowings	330	-
Payments of vendor financing	(16)	(415)
Financing costs paid	(17)	-
Finance lease obligation payments	(21)	(15)
Taxes paid on behalf of employees for shares withheld	(11)	(49)
Other	(8)	(9)
Net cash provided from (used by) financing activities	254	(495)

Increase (Decrease) in cash, cash equivalents, and restricted cash	(347)	7
Cash, cash equivalents, and restricted cash at the beginning of the period	911	1,239
Cash, cash equivalents, and restricted cash at the end of the period	$564	$1,246

Supplemental cash flow information:
Cash paid during the period for:
Interest	$406	$412
Income tax payments (refund), net	$2	$(9)

(1) Amounts represent cash movement to/from short-term investments. Given the long-term nature of the fiber build, we have invested cash in short-term investments to improve interest income while preserving funding flexibility.

SCHEDULE A
Frontier Communications Parent, Inc.
Unaudited Financial Data
Reconciliation of Non-GAAP Financial Measures

	For the three months ended			For the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
($ in millions)	2025	2025	2024	2025	2024

Net loss	$(123)	$(64)	$(123)	$(187)	$(122)
Add back (subtract):
Income tax benefit	(16)	(11)	(9)	(27)	(7)
Interest expense	197	200	199	397	398
Investment and other (income) loss, net	(14)	(49)	24	(63)	(88)
Operating income	44	76	91	120	181
Depreciation and amortization	457	445	398	902	786
EBITDA	$501	$521	$489	$1,022	$967

Add back:
Pension/OPEB expense	$8	$8	$9	$16	$18
Restructuring costs and other charges	16	36	26	52	60
Stock-based compensation	13	15	11	28	37
Storm-related costs	3	3	-	6	-
Legal settlements	66	-	25	66	25
Adjusted EBITDA	$607	$583	$560	$1,190	$1,107

EBITDA margin	32.6%	34.5%	33.0%	33.5%	32.9%
Adjusted EBITDA margin	39.4%	38.6%	37.8%	39.0%	37.6%

Free Cash Flow
Net cash provided from operating activities	$477	$519	$374	$996	$709
Capital expenditures	(845)	(757)	(626)	(1,602)	(1,292)
Payment of vendor financing- capital expenditures	-	(16)	(52)	(16)	(415)
Operating free cash flow	$(368)	$(254)	$(304)	$(622)	$(998)

SCHEDULE B
Frontier Communications Parent, Inc.
Unaudited Consolidated Financial Data
Reconciliation of Non-GAAP Financial Measures

	For the three months ended			For the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
($ in millions)	2025	2025	2024	2025	2024
Adjusted Operating Expenses

Total operating expenses	$1,495	$1,435	$1,389	$2,930	$2,761

Subtract:
Depreciation and amortization	457	445	398	902	786
Pension/OPEB expense	8	8	9	16	18
Restructuring costs and other charges	16	36	26	52	60
Stock-based compensation	13	15	11	28	37
Storm-related costs	3	3	-	6	-
Legal settlements	66	-	25	66	25
Adjusted operating expenses	$932	$928	$920	$1,860	$1,835

SCHEDULE C
Frontier Communications Parent, Inc.
Selected Financial and Operating Data (1)
(Unaudited)

		As of or for the quarter ended			For the six months ended
		June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024

Broadband Revenue ($ in millions)
Total Company	Fiber	$541	$514	$432	$1,055	$846
	Copper	125	129	151	254	306
	Total	$666	$643	$583	$1,309	$1,152

Estimated Fiber Passings (in millions)
Base Fiber Passings		3.2	3.2	3.2
Total Fiber Passings		8.5	8.1	7.2

Estimated Broadband Fiber % Penetration
Base Fiber Penetration		47.2%	46.9%	45.3%
Total Fiber Penetration		30.9%	30.7%	30.4%

Broadband Customers, end of period (in thousands)
Consumer	Fiber	2,472	2,352	2,053
	Copper	526	571	721
	Total	2,998	2,923	2,774

Business + Wholesale (2)	Fiber	153	147	134
	Copper	76	83	102
	Total	229	230	236

Broadband Net Adds (in thousands)
Consumer	Fiber	120	103	90
	Copper	(45)	(41)	(50)
	Total	75	62	40

Business + Wholesale (2)	Fiber	6	4	2
	Copper	(7)	(7)	(6)
	Total	(1)	(3)	(4)

Broadband Churn
Consumer	Fiber	1.29%	1.20%	1.40%	1.25%	1.32%
	Copper	2.26%	2.06%	2.02%	2.16%	1.98%
	Total	1.48%	1.38%	1.57%	1.43%	1.51%

Business + Wholesale (2)	Fiber	1.37%	1.53%	1.31%	1.45%	1.32%
	Copper	2.85%	2.45%	1.99%	2.65%	2.00%
	Total	1.89%	1.88%	1.61%	1.88%	1.63%
Broadband ARPU
Consumer	Fiber	$68.54	$68.21	$65.32	$68.40	$65.39
	Copper	65.11	62.39	58.26	63.78	57.20
	Total	$67.91	$67.02	$63.41	$67.49	$63.06

Business + Wholesale (2)	Fiber	$98.72	$99.98	$97.83	$99.43	$98.09
	Copper	73.85	71.32	63.83	72.61	62.38
	Total	$90.08	$89.25	$85.57	$89.69	$81.98

(1) Certain operational metrics, including passings, penetration, Base Fiber penetration, ARPU and churn are defined in the accompanying Trending Schedule available at Frontier's website https://investor.frontier.com.

(2) Business + Wholesale customers include our small, medium business, larger enterprise (SME) customers and wholesale subscribers.